                                                                      Exhibit 11
                                 CELERITEK, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         Three months ended
                                                               June 30,
                                                         -------------------
PRIMARY                                                   1996         1995
- -------                                                  ------       ------
Net income .......................................       $  905       $  179
                                                         ======       ======
Common and common equivalent shares outstanding:
    Common Stock .................................        6,952        1,773
    Convertible Preferred  Stock .................           --        3,201
    Options ......................................          370          257
Common and common stock equivalent shares related
  to stock and option issuances in accordance with
  SAB No. 55, 64, and 83 .........................           --          258
                                                         ------       ------
Common and common equivalent shares used in
  computing per share amounts ....................        7,322        5,489
                                                         ======       ======
Net income per share .............................       $ 0.12       $ 0.03
                                                         ======       ======

                                                         Three months ended
                                                              June 30,
                                                         -------------------
FULLY DILUTED                                              1996         1995
- -------------                                            ------       ------
Net income .......................................       $  905       $  179
                                                         ======       ======
Common and common equivalent shares outstanding:
    Common Stock .................................        6,952        1,773
    Convertible Preferred  Stock .................           --        3,201
    Options ......................................          370          257
Common and common stock equivalent shares related
  to stock and option issuances in accordance with
  SAB No. 55, 64, and 83 .........................           --          258
                                                         ------       ------
Common and common equivalent shares used in
  computing per share amounts ....................        7,322        5,489
                                                         ======       ======
Net income per share .............................       $ 0.12       $ 0.03
                                                         ======       ======


                                     Page 11